SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-08092 (Commission File Number)	94-1620407 (I.R.S. Employer Identification No.)
468 N. Camden Dr., 2nd Floor Beverly Hills, California (Address of Principal Executive Offices)	90210 (Zip Code)

(310) 860-5184
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2010, Oxis International, Inc. (the “Company”) accepted the resignation, also dated March 8, 2010, of William Reininger, a member of the Company’s Board of Directors. Mr. Reininger had no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

On March 11, 2010, the Company agreed to employ Bernard Landes as the Company’s new President and Michael Handelman as the new Chief Financial Officer.

Employment Agreement with Bernard Landes

On March 11, 2010, the Company entered into an Employment Agreement, effective March 1, 2010, with Bernard Landes, pursuant to which Mr. Landes is employed as the Company’s President through February 28, 2011.   The agreement renews automatically at the end of the initial term for up to four additional consecutive one-year periods, unless either party delivers a notice of termination at least 30 days prior to the expiration of the term to the other party.  Under his employment agreement, Mr. Landes is entitled to a base annual salary of $100,000.  Mr. Landes is eligible to receive a bonus as determined by the Company in its sole discretion.  Additionally, Mr. Landes was granted an incentive stock option to purchase up to 2,220,453 shares of the Company’s common stock (“Common Stock”) under the Company’s 2003 Stock Incentive Plan, which is equal to one percent of the sum of (i) the total number of shares of Common Stock, (ii) the number of shares issuable pursuant to currently outstanding, fully vested and exercisable stock options, and (iii) the number of shares issuable upon the conversion of convertible securities issued by the Company, other than convertible debt which may, at the Company’s option, be repaid prior to conversion, (“One Percent”) as of the first date of the initial one-year term. For each renewal term, Mr. Landes will be granted an additional number of shares equal to One Percent as of the first date of each such additional renewal term. The options vest and become exercisable in four equal quarterly installments on the 90th, 180th, 270th and 365th day after the first date of the initial term or the renewal term, as the case may be, provided that Mr. Landes remains in the Company’s continuous employ through such quarterly vesting dates.  The options are exercisable at an exercise price equal to the Common Stock as of the first date of the initial term and thereafter on the date of any subsequent grant upon any subsequent renewal term, and have a term of 10 years from the date of grant.  In the event the Company terminates Mr. Landes’ employment without “cause” (as defined in his employment agreement), the Company has agreed to pay him a lump-sum severance amount equal to the greater of his salary due for the balance of such term or his nine months’ base annual salary under his employment agreement.

Mr. Landes, 61, has over 30 years of experience in the nutraceutical and functional foods industry.  Since January 2000, Mr. Landes has been the President of the Nutritional Products Consulting Group, a company that provided consulting services to a global client base in the areas of scientific, regulatory, product commercialization, and mergers and acquisitions.  Among his lead clients were, MonaVie LLC, a developer and marketer of scientifically formulated anti-oxidant nutritional drinks.  Mr. Landes currently serves as the President of the MonaVie’s Science Advisory Board.  Mr. Landes was the CEO of Paracelsian, Inc., an herbal nutritional supplements company, from January 1998 to December 1999.  Prior to that, he was a General Manager at Alacer Corporation, a nutritional supplement and water company.  Prior to his services at Alacer Corporation, Mr. Landes served for 11 years as director of Marketing, Strategic Planning, Product Development, Nutritional Science and Regulatory Affairs for Health Valley Foods.  Mr. Landes also served as General Manager of Zila Nutraceuticals from January 2006 until November 2006.

Employment Agreement with Michael Handelman

On March 11, 2010, the Company entered into an Employment Agreement, effective March 1, 2010, with Michael Handelman, pursuant to which Mr. Handelman is employed as the Company’s Chief Financial Officer through February 28, 2011.  The agreement renews automatically at the end of the initial term for up to four additional consecutive one-year periods, unless either party delivers a notice of termination at least 30 days prior to the expiration of the term to the other party.  Under his employment agreement, Mr. Handelman is entitled to a base annual salary of $54,000.  Mr. Handelman is eligible to receive a bonus as determined by the Company in its sole discretion.  Additionally, Mr. Handelman was granted an incentive stock option to purchase up to 250,000 shares of Common Stock under the Company’s 2003 Stock Incentive Plan, and will be granted an additional option to purchase 250,000 shares at the commencement of each renewal term.  The options vest and become exercisable in four equal quarterly installments on the 90th, 180th, 270th and 365th day after the first date of the initial term or the renewal term, as the case may be, provided that Mr. Handelman remains in the Company’s continuous employ through such quarterly vesting dates.  In the event the Company terminates Mr. Handelman’s employment without “cause” (as defined in his employment agreement), the Company agrees to pay him a lump-sum severance amount equal to the greater of his salary due for the balance of such term or his three months’ base annual salary under his employment agreement.

Mr. Handelman, 51, has over 28 years of financial management experience and has provided services to the Company since August 2009 as a financial management consultant. Before joining the Company, he served from November 2004 to July 2009 as Chief Financial Officer and Chief Operating Officer of TechnoConcepts, Inc., a developing technology and manufacturing company.  Prior to that, Mr. Handelman served from October 2002 to October 2004 as Chief Financial Officer of Interglobal Waste Management, Inc., a California start-up manufacturing company, and from July 1999 to September 2002 as Vice President and Chief Financial Officer of Janex International, a children’s toy manufacturer.  Mr. Handelman has also been the Chief Financial Officer from 1993 to 1996 of the Los Angeles Kings, a $45 million National Hockey League franchise.  Mr. Handelman is a certified public accountant and holds a degree in accounting from the City University of New York.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are included as part of this report, and incorporated herein by reference in their entirety.

99.1	Press release issued March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2010	OXIS INTERNATIONAL, INC. By:/s/ ANTHONY CATALDO Anthony Cataldo, Chief Executive Officer